SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                  Date of Report - October 26, 2006

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
 ---------------------------    -------------      -----------

(State or other jurisdiction (Commission File     (IRS Employer
      of Incorporation)             Number)       Identification
                                                      Number)


            101 East Main Street
         Mount Joy , Pennsylvania                       17552
---------------------------------------           --------------
(Address of principal executive offices)              (Zip Code)



 Registrant's telephone number including area code:
                       (717) 653-1441
                         --------------

                                N/A
----------------------------------------------------------------
   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02  Results of Operations and Financial Condition
           _____________________________________________

           On October 26, 2006, Union National Financial
           Corporation issued a press release reporting third quarter earnings and announcing a fourth quarter cash dividend. The aforementioned is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits
           _________________________________

      (b)  Exhibits.

           Exhibit No.  Description
           ___________  ___________
           99.1         Earnings Release dated October 26, 2006.



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                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be
signed   on its behalf by the undersigned hereunto duly
authorized.

                           UNION NATIONAL FINANCIAL CORPORATION
                                       (Registrant)

Dated: October 26,2006      /s/Mark D. Gainer
                            ----------------------------------

                            Mark D. Gainer,
                            Chairman and Chief Executive Officer


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                            EXHIBIT INDEX

                                        Page Number in
Exhibit                                 Manually Signed Original
_______                                 ________________________

99.1       Press Release                5

                          EXHIBIT 99.1

                        PRESS RELEASE

   Union National Financial Corporation Reports Third Quarter
   __________________________________________________________
      Earnings and  Announces Fourth Quarter Cash Dividend
      ____________________________________________________

Lancaster, Pennsylvania, October 26, 2006. Union National Financial Corporation, the parent bank holding company of Union National Community Bank, reported earnings of $640,000 for the third quarter of 2006, a decrease of 26% from earnings of $870,000 for the third quarter of 2005. Basic earnings per share for the third quarter of 2006 amounted to $0.25, a decrease of 29% as compared to basic earnings per share of $0.35 for the same period of 2005. Diluted earnings per share for the third quarter decreased from $0.34 in 2005 to $0.25 in 2006.
For the nine months ended September 30, 2006, basic and diluted earnings per share amounted to $0.75 and $0.74, respectively, as compared to basic earnings per share of $1.01 and diluted earnings per share of $1.00 for the nine months ended September 30, 2005. Consolidated earnings for the nine months ended September 30, 2006, were $1,882,000, as compared to $2,551,000 for the same period of 2005. In addition, earnings for the third quarter of 2006 reflected an increase of 36% as compared to earnings for the second quarter of 2006.

During the third quarter of 2006, Union National's earnings rebounded from second quarter level, as the significant costs associated with the launch of the Gold Cafe brand were concluded in the second quarter. Preparations for the opening of a second Gold Cafe branch on Centerville Road in Lancaster, PA, planned during the fourth quarter of 2006, are underway; however, the marketing and advertising costs for this Gold Cafe branch is not expected to be as extensive as those incurred for the initial launch of the brand.

Compared to the prior year, net interest income increased by 2.2% for the quarter, as higher income on earning assets was fueled primarily by strong growth in commercial loans. The flat and inverted treasury yield curve, a shift in the mix of customer deposits, and continued utilization of higher-cost alternative funding sources contributed to a constriction of the net interest margin. Operating expenses were higher than the prior year, primarily due to increased salaries and wages related to the addition of staff for operation of the Gold Cafes as well as annual performance increases, and higher occupancy costs and depreciation associated with the new corporate office facility at 570 Lausch Lane and the Gold Cafe at 1625 Old Philadelphia Pike in Lancaster, PA.

Home Team Financial, LLC ("Home Team"), the mortgage company subsidiary of Union National Community Bank, and its settlement company subsidiary, TA of Lancaster, LLC, began operations the third quarter of 2005. Union National's 30% share of Home Team's $122,000 loss for the quarter was $37,000, as compared to a $54,000 share of Home Team's $180,000 net earnings for the same period of 2005. This $91,000 reduction in Home Team's contribution to Union National's earnings reflects the current slowdown in the residential mortgage market and mortgage refinancings.

The Board of Directors of Union National Financial Corporation approved the payment of its fourth regular quarterly cash dividend for 2006. The cash dividend of 14 cents per share is payable on November 20, 2006, to

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stockholders of record on November 10, 2006.

Financial Highlights          Three  Months Ended        Percent
                 September 30, 2006    September 30, 2005 Change
                 __________________    __________________ ______
Net Interest Income     $3,662,000       $3,584,000         2.2%
Provision for Loan and
   Lease Losses            104,000          135,000       -23.0%
Other Operating Income   1,938,000        1,895,000         2.3%
Investment Securities
   Gains                    24,000           11,000       118.2%
Other Operating Expenses 4,834,000        4,306,000        12.3%
Net Income                 640,000          870,000       -26.4%


Per Share Information:
Earnings Per Share - Basic   $0.25            $0.35       -28.6%
Earnings Per Share -
   Assuming Dilution          0.25             0.34       -26.5%
Dividends Per Share           0.14             0.16       -12.5%
Performance Ratios:
Net Interest Margin %
   (Taxable-Equivalent)      3.35%            3.79%       -11.6%
Return on Average Stockholders'
   Equity                    9.22%           13.17%       -30.0%
Return on Average Realized
   Stockholders' Equity (1)  8.69%           13.21%       -34.2%

                                     Nine Months Ended-YTD
                                                         Percent
                   September 30, 2006 September 30, 2005  Change
                   __________________ __________________ _______
Net Interest Income      $10,952,000        $10,680,000     2.5%
Provision for Loan and
    Lease Losses             441,000            403,000     9.4%
Other Operating Income     5,887,000          4,013,000    46.7%
Investment Securities Gains   65,000             46,000    41.3%
Other Operating Expenses  14,497,000         11,249,000    28.9%
Net Income                 1,882,000          2,551,000   -26.2%
Per Share Information:
Earnings Per Share - Basic     $0.75              $1.01   -25.7%
Earnings Per Share - Assuming
   Dilution                     0.74               1.00   -26.0%
Dividends Per Share            0.460              0.465    -1.1%
Performance Ratios:
Net Interest Margin %
   (Taxable-Equivalent)         3.51%              3.87%   -9.3%
Return on Average Stockholders'
    Equity                      9.19%             12.69%  -27.6%
Return on Average Realized
  Stockholders' Equity (1)      8.85%             12.80%  -30.9%

                                      Balance Sheet as of
                                                         Percent
                   September 30, 2006  September 30, 2005 Change
                   __________________ ___________________ ______
Total Loans and Leases  $326,224,000      $287,662,000     13.4%


Allowance for Loan and
   Lease Losses           (2,914,000)       (2,628,000)    10.9%
Total Assets             511,375,000       439,787,000     16.3%
Total Deposits           331,839,000       295,798,000     12.2%
Total Stockholders'
    Equity                29,064,000        27,337,000      6.3%
Per Share Information:
Book Value Per Share          $11.52            $10.89      5.8%
Balance Sheet Ratios:
Total Stockholders' Equity
    as a % of Assets            5.68%             6.22%    -8.7%
Nonperforming Loans as a % of
    Total Loans                 0.71%             0.71%     0.0%

(1) Excludes the impact of accumulated other comprehensive income (loss) on total stockholders' equity.


Union National Community Bank, a wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities for over 150 years. The bank operates eight retail offices in Lancaster County.

For Further Information, Please Contact:
Mark D. Gainer, Chairman/President/CEO
Union National Financial Corporation
570 Lausch Lane
Lancaster, PA 17601
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.


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